Exhibit 10.4

December 22, 2015

STRICTLY CONFIDENTIAL

Northwest Biotherapeutics, Inc.

4800 Montgomery Lane, Suite 800

Bethesda, MD 20814

Attn: Linda Powers, Chief Executive Officer

Dear Ms. Powers:

Reference is made to the engagement letter (the “Engagement Letter”), dated November 16, 2015, by and between Northwest Biotherapeutics, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Letter.

1.        The Company and Wainwright hereby agree to amend and restate Section B of the Engagement Letter as follows:

“Term and Termination of Engagement. The term (the “Term”) of HCW’s exclusive engagement will begin on the date hereof and end fifty (50) days after the date hereof. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in Section H hereof will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section A hereof, if any, will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d). Upon any expiration or termination of this Agreement, the Company's obligation to reimburse HCW for out of pocket accountable expenses actually incurred by HCW and reimbursable upon closing of the Placement pursuant to Section A or otherwise due under Section A hereof, will be limited to the $50,000 provided in Section 3 above, and will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d).”

Except as expressly set forth above, all of the terms and conditions of the Engagement Letter shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By
Name:	Mark Viklund
Title:	Chief Executive Officer

Accepted and Agreed:

Northwest Biotherapeutics, Inc.

By
Name: Linda Powers
Title: Chairman & Chief Executive Officer

[Signature Page to NWBO Engagement Letter Amendment]